Exhibit 99.4

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Notice of Grant – Northwest Airlines Corporation 2007 Stock Incentive Plan

Employee Name

Employee #

LOC & Cost Center

Award #1(1)
Grant Date

Grant Award Type	Restricted Stock Unit

Units	x,xxx

Grant Date Value(2)	$xx,xxx

Vesting Schedule:	(# units)
x,xxx

(1)          See the attached Terms and Conditions of your Award as well as the accompanying Prospectus which summarizes the provisions of the Plan.

(2)          Grant Date value is an estimate of the value of the Award as of the Grant Date, which is equal to the number of units awarded multiplied by the estimated fair market value of a share of Common Stock on the Grant Date.

As an employee of NWA, you are subject to the Company’s Insider Trading Policy.  You may also be subject to quarterly limited trading periods during which you would be prohibited from trading in securities of Northwest Airlines Corporation.  See enclosed Insider Trading Policy for details.

To access your awards or request additional information, please contact                                      at                         .

NORTHWEST AIRLINES CORPORATION
By:
Michael L. Miller
Vice President – Law & Secretary

NORTHWEST AIRLINES CORPORATION
2007 STOCK INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD

Terms and Conditions

This Terms and Conditions (the “Terms and Conditions”) sets forth the terms pursuant to which NORTHWEST AIRLINES CORPORATION, a Delaware corporation (the “Company”) has granted restricted stock units to the individual (the “Grantee”) listed on the Notice of Grant accompanying these Terms and Conditions (the “Notice of Grant”), who is an employee of the Company or a Subsidiary of the Company, pursuant to and subject to the terms and conditions of the Northwest Airlines Corporation 2007 Stock Incentive Plan (as amended, modified or supplemented from time to time, the “Plan”).

Section 1.      Definitions

Unless otherwise defined in the Terms and Conditions, all capitalized terms used herein shall have the meanings attributed to them in the Plan or in the Notice of Grant.

1.1           “Award” shall mean the Restricted Stock Unit award granted to the Grantee as of the Grant Date on the terms and conditions set forth in the Terms and Conditions.

1.2           “Cause” shall mean with respect to the termination of the Grantee’s employment with the Company or a Subsidiary of the Company: (a) an act or acts of personal dishonesty by the Grantee intended to result in substantial personal enrichment of the Grantee at the expense of the Company or a Subsidiary, (b) an act or acts of personal dishonesty by the Grantee intended to cause substantial injury to the Company or a Subsidiary, (c) material breach (other than as a result of a Disability) by the Grantee of the Grantee’s obligations under the terms and conditions of the Grantee’s employment, which action was (i) undertaken without a reasonable belief that the action was in the best interests of the Company or a Subsidiary and (ii) not remedied within a reasonable period of time after receipt of written notice from the Company or a Subsidiary specifying the alleged breach, or (d) the conviction of the Grantee of a felony.

1.3           “Common Stock” shall mean the common stock, par value $.01 per share, of the Company or such other securities or property as may become subject to the Award as a result of an adjustment made pursuant to Section 13 of the Plan.

1.4           “Grant Date” shall mean the                       ,         .

1.5           “Restricted Stock Unit” shall mean the right to receive on the dates set forth herein and subject to the terms and conditions set forth in these Terms and Conditions an amount in cash equal to the Fair Market Value of the number of shares of Common Stock specified in the Notice of Grant.

1.6           “Secretary” shall mean the Secretary of the Company.

1.7           “Termination of Employment” shall mean the time when the employee-employer relationship between the Grantee and the Company or a Subsidiary ceases for any reason whatsoever. The Grantee’s employment shall not be deemed to have been terminated because of absence from active employment on account of temporary illness or during authorized vacation or during temporary leaves of absence from active employment granted by the Company or a Subsidiary.

1.8           “Vesting Date(s)” shall mean each of the vesting dates set forth in Section 3.1.

Section 2.      The Restricted Stock Unit Award

On the Grant Date, the Company granted to the Grantee pursuant to the Plan an Award of Restricted Stock Units with respect to the number of shares of Common Stock specified in the Notice of Grant (which shares may be adjusted pursuant to Section 13 of the Plan) subject to the Terms and Conditions.

Section 3.      Vesting; Forfeiture

3.1           Vesting.  Subject to the Terms and Conditions, the Restricted Stock Units shall vest in installments (each installment, a “Vesting Period”) as follows:

•                                    installments, each of which shall equal          % of the Award, upon each               month anniversary of the Grant Date through and including the date that is                     months after the Grant Date; and

•                  One installment equal to the portion of the Award that has not previously vested upon the                   anniversary of the Grant Date.

3.2           Forfeiture; Termination of Employment.  Upon the Grantee’s Termination of Employment prior to one or more of the Vesting Dates set forth in Section 3.1, the following provisions shall apply:

•                  Voluntary Termination of Employment or Termination for Cause.  In the event of a voluntary Termination of Employment (including due to Retirement) by the Grantee (other than for Good Reason following a Change of Control, as described in Section 3.3) or a Termination of Employment by the Company for Cause prior to a Vesting Date, unless otherwise determined by the Committee, the portion of the Award that has not yet vested pursuant to Section 3.1 hereof shall be canceled immediately and the Grantee shall automatically forfeit all rights with respect to such portion of the Award as of the date of such Termination of Employment.

•                  Termination due to Death or Disability.  In the event of the Grantee’s Termination of Employment prior to a Vesting Date due to death or Disability, a pro rata share of the Award that is subject to vesting on the next succeeding Vesting Date based on the percentage of the current Vesting Period that shall have elapsed through the date of the Grantee’s death or Disability will become immediately vested and, unless otherwise determined by the Committee, the remaining unvested portion of the Award shall be canceled immediately and the Grantee shall automatically forfeit all rights with respect to such portion of the Award as of the date of such Termination of Employment.

•                  Involuntary Termination without Cause.  In the event of a Termination of Employment by the Company other than for Cause prior to any Vesting Date, the Grantee shall become immediately vested on the effective date of such Termination of Employment in 50% of the then remaining unvested portion of the Award, and the other 50% of the then remaining unvested portion of the Award shall be canceled immediately and the Grantee shall automatically forfeit all rights with respect to such portion of the Award as of the date of such Termination of Employment (unless the Committee determines to accelerate the vesting of a greater percentage of the Award as of such Termination of Employment date).

3.3           Change of Control.  Notwithstanding any other provision of the Terms and Conditions, in the event of the Grantee’s termination without Cause or termination for Good Reason, in each case, within six months after a Change of Control, 100% of the Restricted Stock Units shall vest (to the extent not previously vested) upon such Termination of Employment.

3.4           [Disgorgement of Profits.  In the event that, prior to the first anniversary of the Grant Date, (i) the Grantee voluntarily terminates employment (including due to Retirement) other than due to death, Disability or for Good Reason (as described in Section 3.3) or (ii) the Company terminates the Grantee’s employment for Cause, then the Grantee shall be obligated to pay to the Company in cash the gross amount received by the Grantee in respect of such Award, without reduction for any tax withholding.  Such payment shall be made to the Company in such manner and on such terms and conditions as may be required by the Company, and the Company shall be entitled to set-off against the amount of any such required payment any amounts otherwise owed to the Grantee by the Company or any of its Subsidiaries.](1)

Section 4.      Restrictions on Transfer

The Restricted Stock Units are not transferable and may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.  No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities or other obligations of the Grantee.

Section 5.      Settlement

Promptly upon vesting of any portion of the Restricted Stock Units in accordance with Section 3 hereof, the Company shall pay to the Grantee or the Grantee’s legal representatives,

(1)                                  This provision was included in all awards granted in connection with the Company’s emergence from bankruptcy.  It may or may not be included in awards granted subject to the Company’s emergence from bankruptcy.

beneficiaries or heirs an amount in cash equal to the Fair Market Value of the number of shares of Common Stock corresponding to such vested portion of the Restricted Stock Units.

Section 6.      Tax Withholding

The Company shall have the right to (i) make deductions from any payments made to Grantee upon the vesting of Restricted Stock Units in accordance with Section 3 hereof in an amount sufficient to satisfy withholding of any federal, state or local taxes required by law, or (ii) take such other action as may be necessary or appropriate to satisfy any such tax withholding obligations.

Section 7.      Award Does Not Confer Employment or Stockholder Rights

Nothing in the Terms and Conditions shall confer upon the Grantee any right to continue in the employ of the Company or a Subsidiary or interfere in any way with the right of the Company or a Subsidiary to terminate the employment of the Grantee at any time.  The Grantee shall not have any of the rights of a stockholder of the Company with respect to the Restricted Stock Units. The Grantee shall not be entitled to receive any dividends with respect to the Restricted Stock Units, nor shall the Grantee be entitled to vote the shares of Common Stock covered by the Restricted Stock Units.

Section 8.      General Provisions

8.1           The Notice of Grant is made pursuant to the Plan and is subject to all of the terms and provisions of the Plan as if the same were fully set forth herein. By acceptance of the Award, the Grantee agrees to be bound by all of the terms, provisions, conditions and limitations of the Plan and the Terms and Conditions.  The Grantee hereby acknowledges receipt of a copy of the Plan.

8.2           For purposes of the Award, the Committee in its reasonable discretion and subject to the provisions hereof shall determine whether a Termination of Employment of any type has occurred and such determination shall be conclusive and determinative.

8.3           The headings of sections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Terms and Conditions.

8.4           The Terms and Conditions may be amended only by a writing executed by the Company and the Grantee which specifically states that it is amending the Terms and Conditions.

8.5           The laws of the State of Delaware shall govern the interpretation, validity and performance of the Terms and Conditions regardless of the law that might be applied under principles of conflicts of laws.

8.6           Any suit, action or proceeding against the Grantee with respect to the Terms and Conditions, or any judgment entered by any court in respect of any thereof, may be brought in any court of competent jurisdiction in the State of Minnesota, as the Company may elect in its sole discretion, and the Grantee hereby submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment.

8.7           In the event that any provision of the Terms and Conditions shall be held by any court of competent jurisdiction illegal, invalid or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of the Terms and Conditions and the Terms and Conditions shall be construed and enforced as if the illegal, invalid or unenforceable provision had never been included herein.

8.8           All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered by hand (whether by overnight courier or otherwise) or sent by registered or certified mail, return receipt requested, postage prepaid, to the party to whom it is directed:

If to the Company, to it at the following address (unless the Company informs the Grantee of an alternative address and/or agent for notification purposes):

Northwest Airlines Corporation

2700 Lone Oak Parkway

Dept. A1180

Eagan, MN  55121

Attn:  Secretary

If to the Grantee, to him or her at the address set forth on the Notice of Grant; or at such other address as the Company or the Grantee shall from time to time specify by notice in writing to the other.

8.9           The Notice of Grant may be executed electronically and/or in two or more counterparts, but all such counterparts shall constitute but one and the same instrument.